Exhibit 99.1

CONTACT:
Paul Goldberg
Vice President - Investor Relations
(212) 922-1640

DOVER TO PRESENT AT THE MORGAN STANLEY LAGUNA CONFERENCE

Downers Grove, IL, September 9, 2015 - Dover (NYSE: DOV) announced that President and Chief Executive Officer, Robert A. Livingston will be speaking at the Morgan Stanley Laguna Conference in Laguna Beach, California on Thursday, September 17 at 11:40 a.m. Pacific time.

A link to the live audio webcast of the presentation will be available on www.dovercorporation.com prior to the webcast, and the replay will be archived on the website for approximately 90 days.

About Dover:
Dover is a diversified global manufacturer with annual revenues in excess of $7 billion. We deliver innovative equipment and components, specialty systems and support services through four major operating segments: Energy, Engineered Systems, Fluids, and Refrigeration & Food Equipment. Dover combines global scale with operational agility to lead the markets we serve. Recognized for our entrepreneurial approach for 60 years, our team of 26,000 employees takes an ownership mindset, collaborating with customers to redefine what's possible. Headquartered in Downers Grove, Illinois, Dover trades on the New York Stock Exchange under "DOV." Additional information is available at www.dovercorporation.com.